Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Couchbase, Inc. of our report dated March 24, 2021, except for the effects of the reverse stock split discussed in Note 2 to the consolidated financial statements, as to which the date is July 12, 2021, relating to the financial statements, which appears in Couchbase, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-257205).

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 22, 2021